UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2009
ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EX-10.47
EX-10.48
EX-10.49

Explanatory Note
On June 15, 2009, Alexza Pharmaceuticals, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report, among other things, that the Company entered into an amended and restated purchase option agreement (the “Amended Purchase Option Agreement”), a warrant purchase agreement and an amended and restated registration rights agreement with Symphony Allegro Holdings LLC (“Holdings”) and Symphony Allegro, Inc. (“Symphony Allegro”) (such agreements are collectively referred to as the “Transaction Documents”). This Form 8-K/A amends the Original Report solely to file the Transaction Documents as exhibits hereto. The other disclosures made in the Original Report are unchanged.
The Company is submitting a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Amended Purchase Option Agreement. The omitted material will be included in the request for confidential treatment.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.47	Amended and Restated Purchase Option Agreement by and among the Company, Holdings and Symphony Allegro dated June 15, 2009.*

10.48	Warrant Purchase Agreement between the Company and Holdings dated June 15, 2009.

10.49	Amended and Restated Registration Rights Agreement between the Company and Holdings dated June 15, 2009.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alexza Pharmaceuticals, Inc.

Date: June 26, 2009
By:	/s/August J. Moretti
August J. Moretti,
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

10.47	Amended and Restated Purchase Option Agreement by and among the Company, Holdings and Symphony Allegro dated June 15, 2009.*

10.48	Warrant Purchase Agreement between the Company and Holdings dated June 15, 2009.

10.49	Amended and Restated Registration Rights Agreement between the Company and Holdings dated June 15, 2009.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.